Exhibit 10.1
SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT
     THIS SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of October 21, 2010, is made and entered into between and among HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), U.S. Bank National Association, as Agent and representative of itself as a Buyer and the other Buyers (in such capacity, the “Agent”) and as a Buyer (in such capacity, “U.S. Bank”).
RECITALS:
     A. The Seller, U.S. Bank and the Agent are parties to that certain Master Repurchase Agreement dated as of November 12, 2008, as amended by a First Amendment to Master Repurchase Agreement dated as of October 29, 2009 (the “Repurchase Agreement”).
     B. The Seller and the Agent now desire to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT:
     In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
     Section 2. Amendments. The following amendments are made to the Repurchase Agreement:
     2.1. Agency-eligible Forty Year Loans are no longer eligible for purchase. All references to Agency-eligible Forty Year Loans and the Agency-eligible Forty Year Loans Sublimit in the Repurchase Agreement are hereby deleted in their entirety.
     2.2. The definition of “Balance Funded Rate” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:
     “Balance Funded Rate” means three and three-quarters percent (3.75%) per annum.
     2.3. A new definition is added to Section 1.2 of the Repurchase Agreement, in appropriate alphabetical order, to read in its entirety as follows:
     “FIRREA” means the Financial Institutions Reform Recovery and Enforcement Act of 1989.
     2.4. A new definition is added to Section 1.2 of the Repurchase Agreement, in appropriate alphabetical order, to read in its entirety as follows:

     “HUD Compare Ratio” means the ratio of (a) the percentage of Seller’s Mortgage Loan originations under the FHA single family mortgage insurance program that were seriously delinquent or were claim terminated in the first two years after origination to (b) the percentage of all Mortgage Loan originations under the FHA single family mortgage insurance program that were seriously delinquent or were claim terminated in the first two years after origination, in each case nationally for all types of loans and periods of default, determined as set forth on HUD’s Neighborhood Watch/Early Warning System website (https://entp.hud.gov/sfnw/public/).
     2.5. The definition of “Liquidity” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:
     “Liquidity” means the Seller’s unencumbered and unrestricted cash and Cash Equivalents plus the amount by which the aggregate Purchase Value of all Purchased Loans at such time exceeds the aggregate Purchase Price outstanding for all Open Transactions at such time.
     2.6. The definition of “Purchase Value” in Section 1.2 of the Repurchase Agreement is amended to read in its entirety as follows:
     “Purchase Value” means the lesser of (a) (i) the Buyers’ Margin Percentage for a Purchased Loan multiplied by (ii) the least of:
     (A) the face principal amount of the related Mortgage Note;
     (B) the unpaid Principal Balance of such Purchased Loan;
     (C) the price to be paid for such Purchased Loan under an Investor Commitment or the weighted average price under unused Investor Commitments into which such Purchased Loan is eligible for delivery; and
     (D) the Seller’s origination or acquisition price for such Purchased Loan, and (b) at the discretion of the Agent, ninety-five percent (95%) of the Market Value of such Purchased Loan; provided, that (i) except for purposes of calculating Liquidity, the Purchase Value for Purchased Loans in excess of the sublimits set forth in Section 4.2 shall be zero, and (ii) the Purchase Value for any Purchased Loan that is not an Eligible Loan shall be zero.
     2.7. The definition of “Termination Date” in Section 1.2 of the Repurchase Agreement is amended by deleting the phrase “October 28, 2010” and substituting “September 16, 2011” in lieu thereof.
     2.8. Section 4.2(b) of the Repurchase Agreement is amended to read in its entirety as follows:

     (b) The Aggregate Outstanding Purchase Price of all Purchased Loans that are Wet Loans shall not exceed (x) sixty percent (60%) of the Maximum Aggregate Commitment on any of the first five and last five Business Days of any month or (y) thirty-five percent (35%) of the Maximum Aggregate Commitment on any other day (the “Wet Loans Sublimit”).
     2.9. Section 4.2(d) of the Repurchase Agreement is amended to read in its entirety as follows:
     (d) The Agent may agree to any change in the aggregate not involving more than One Million Five Hundred Thousand Dollars ($1,500,000) of the Purchased Loans in the handling of the Purchased Loans, as set forth in Section 22.5
     2.10. Section 5.1 of the Repurchase Agreement is amended by deleting the phrase “4.50%” as it appears therein and substituting the phrase “3.75%” in lieu thereof.
     2.11. Section 15.2(f) of the Repurchase Agreement is amended by adding a comma after the phrase “stockholders’ equity” in the first sentence thereof.
     2.12. Sections 16.8(b)(iv) and 16.9 of the Repurchase Agreement are amended by deleting the phrase “Purchased Mortgage Loans” and replacing with the phrase “Purchased Loans” in each such section.
     2.13. Section 16.10(f)(iv) of the Repurchase Agreement is amended by deleting the word “or” at the end of such section.
     2.14. Section 16.10(f)(v) of the Repurchase Agreement is amended to read in its entirety as follows:
     (v) the curing by the Seller, or the waiver by the other party to the relevant agreement, instrument or indenture, of any event described in Section 16.10(f)(i) and, in the case of curing, whether the event was cured before any applicable grace or notice and opportunity to cure period had expired; or
     2.15. The following new Section 17.18 of the Repurchase Agreement is inserted immediately following Section 17.17 of the Repurchase Agreement:
     17.18. HUD Compare Ratio. As of the end of each month, the HUD Compare Ratio shall be no more than 1.50 to 1.00.
     2.16. Section 18.1(m) of the Repurchase Agreement is amended by replacing the phrase “Purchased Loads” with the phrase “Purchased Loans”.
     2.17. Section 22.5(a) of the Repurchase Agreement is amended to read in its entirety as follows:

     (a) agree or consent to any change in the aggregate not involving more than One Million Five Hundred Thousand Dollars ($1,500,000) of the Purchased Loans at any time in the handling of the Purchased Loans and which in the Agent’s reasonable judgment is unlikely to have a material adverse effect on any of the Central Elements in respect of the Seller or any of its Subsidiaries (for purposes of clarity, this allows the Agent to temporarily suspend the effects of one or more of the sublimits set forth in Section 4.2(c) or one or more Disqualifiers for Purchased Loans, if the Agent in its sole and absolute discretion determines that such Disqualifier may be resolved or corrected and to allow funding of a Wet Loan one Business Day after the advance of funds for the purchase of such Wet Loan, in each case within the limitation set forth in this Section 22.5(a));
     2.18. Section (v)(12) of Schedule 15.3 to the Repurchase Agreement is amended and restated in its entirety as follows:
     (12) are the subject of a Current Appraisal that complies with all applicable requirements of FIRREA of which the Seller has possession and which the Seller will make available to the Custodian on request, and the Seller has in its possession and will make available to the Custodian on request evidence of appraised value and how it was determined; or, if any Purchased Loan is not the subject of such a Current Appraisal, (i) the Seller has received a Property Inspection Waiver finding from the applicable FNMA/FHLMC/FHA/VA automated underwriting program with respect to such Purchased Loan or (ii) such Purchased Loan is exempt from appraisal delivery requirements under FNMA/FHLMC/FHA/VA underwriting guidelines (e.g., eligible FHA streamlined refinance) and such Purchased Loan is eligible for purchase by an Approved Investor without a Current Appraisal.
     2.19. Exhibit C to the Repurchase Agreement is hereby amended by deleting its Annex A to Officer’s Certificate and replacing it with the Annex A to Officer’s Certificate set forth on Exhibit A hereto.
     2.20. Schedule AI to the Repurchase Agreement is hereby amended and restated to read as set forth on Exhibit B hereto, which is substituted as Schedule AI to the Repurchase Agreement.
     2.21. Schedule EL to the Repurchase Agreement is hereby amended and restated to read as set forth on Exhibit C hereto, which is substituted as Schedule EL to the Repurchase Agreement.
     Section 3. Conditions Precedent and Effectiveness. This Amendment shall be effective as of the date first above written, upon the occurrence of the following events:
     3.1. delivery to the Agent of this Amendment duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original of each such document;

     3.2. delivery to the Agent of a resolution of the Seller’s board of directors, certified as of the date of this Amendment by its corporate secretary, authorizing the execution, delivery, and performance of this Amendment and all other agreements, instruments, certificates, and other documents required in connection herewith (collectively, the “Amendment Documents”), which certificate shall also certify as to the incumbency of the officers executing the Amendment Documents on behalf of the Seller;
     3.3. delivery to the Agent of such other documents as it may reasonably request; and
     3.4. the Agent shall have received payment of all unpaid legal fees and expenses incurred by the Agent through the date of this Amendment in connection with the Repurchase Agreement and the Amendment Documents.
Section 4. Miscellaneous.
     4.1. Ratifications. The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect. Without limiting the generality of the foregoing, the Amended and Restated Fee Letter dated as of October 29, 2009, between the Seller and the Agent is hereby ratified and confirmed and shall continue in full force and effect.
     4.2. Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties made by the Seller in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
     4.3. Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
     4.4. Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.
     4.5. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     4.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.
     4.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     4.8. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     4.9. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first written above.
SELLER AND SERVICER:

HOMEAMERICAN MORTGAGE CORPORATION, as Seller and Servicer
By:	/s/ John J. Heaney
	Name:	John J. Heaney
	Title:	Senior Vice President and Treasurer
	Date:	October 21, 2010

AGENT AND BUYER:

U.S. BANK NATIONAL ASSOCIATION, as Agent and Buyer
By:	/s/ Edwin D. Jenkins
	Name:	Edwin D. Jenkins
	Title:	Senior Vice President
	Date:	October 21, 2010

[Signature Page to Second Amendment to Master Repurchase Agreement]

EXHIBIT A TO SECOND AMENDMENT TO
MASTER REPURCHASE AGREEMENT
ANNEX A TO OFFICER’S CERTIFICATE
     1. Describe deviations from compliance with obligations, if any — clause 3(b) of attached Officer’s Certificate — if none, so state:
     2. Describe Defaults or Events of Default, if any — clause 3(c) of attached Officer’s Certificate — if none, so state:
     3. Calculate compliance with covenants in Section 17.12 through 17.16 of attached Officer’s Certificate:
(a) Section 17.12. The Seller’s Adjusted Tangible Net Worth as of __________ is $____________________ (the minimum under Section 17.12 is $18,000,000.)
Adjusted Tangible Net Worth

Consolidated Assets:	$

Minus Debt:	$

Minus Contingent Indebtedness:	$

Minus Intangible Assets (including Capitalized Servicing Rights):	$

Minus Receivables from Affiliates:	$

ADJUSTED TANGIBLE NET WORTH:	$

(b) Section 17.13. The ratio of Seller’s Total Liabilities to Adjusted Tangible Net Worth of the Seller on a consolidated basis with its Subsidiaries, measured monthly is ___ to 1.0 (the maximum ratio under Section 17.13 is 8.00:1.00.)

Leverage Ratio

Total Liabilities (excluding Qualified Subordinated Debt):	$

Adjusted Tangible Net Worth:	$

LEVERAGE RATIO:		_____ To 1
(c) Section 17.14. The Seller’s GAAP net income for the twelve (12) consecutive months ended ________, 20___ is $____(the minimum under Section 17.14 is $1.00.)
(d) Section 17.15. The Seller’s liquidity (unrestricted cash, Cash Equivalents and unused portion of the Purchase Value of the Purchased Loans), as of __________________, 20___ was $_____________ (the minimum under Section 17.15 is $8,000,000).
Liquidity

Unencumbered cash and cash equivalents:	$

Plus Unused availability against Purchased Loans (Purchase Value — Purchase Price):	$

LIQUIDITY:	$

(e) Section 17.18. The Seller’s HUD Compare Ratio, as of the month ended _____________, 20__, is ________ to 1.00 (the maximum ratio under Section 17.18 is 1.50 to 1.00).

     4. Describe and give details regarding (i) notices received by Seller requesting or demanding that Seller repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Seller to any Approved Investor or other Person pursuant to any express or implied repurchase or indemnity obligation as provided pursuant to Section 16.5, and (ii) actual repurchase and indemnity payments made by Seller to any Person.

	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011
Loan Repurchase Requests
Reserve amount

Loan Repurchase Requests (net)

Reserve policy

Loan Repurchases
Reserve amount

Loan Repurchases (net)

Reserve policy

Loans Held for Investment
Reserve amount

Loans Held for Investment (net)

LHFI reserve policy

REO
Reserve amount

REO (net)

REO reserve policy

EXHIBIT B TO SECOND AMENDMENT TO
MASTER REPURCHASE AGREEMENT
SCHEDULE AI
TO MASTER REPURCHASE AGREEMENT
APPROVED INVESTORS

	S&P CP	Moody’s CP	Related Parent
Investor	Rating	Rating	Company	Product Eligibility
Bank of America Corporation	A-1+	P-1		Conforming/non-conforming

Colorado Housing and Finance Authority	N/A	N/A		Conforming

Federal Home Loan Mortgage Corp. (Freddie Mac)	A-1+	P-1		Conforming/non-conforming

Federal National Mortgage Assoc. (FNMA)	A-1+	P-1		Conforming/non-conforming

Government National Mortgage Assoc. (GNMA)	N/A	N/A		Conforming

JPMorgan Chase Bank	A-1+	P-1	JPMorgan Chase & Co.	Conforming/non-conforming

U.S. Bank Home Mortgage	A-1+	P-1	U.S. Bank National Association	Conforming/non-conforming

Wells Fargo Bank, N.A.	A-1+	P-1		Conforming/non-conforming

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EXHIBIT C TO SECOND AMENDMENT TO
MASTER REPURCHASE AGREEMENT
SCHEDULE EL
TO MASTER REPURCHASE AGREEMENT
ELIGIBLE LOANS
     “Eligible Loans” means Single-family Loans that are amortizing Conforming Mortgage Loans with original terms to stated maturities of thirty (30) years or less and that satisfy all applicable requirements of this Agreement for Conforming Mortgage Loans, and shall also mean Single-family Loans that are Jumbo Mortgage Loans that otherwise meet all criteria for Eligible Loans set forth on this Schedule EL and are not subject to a Disqualifier. Each Mortgage Loan must be secured by a first priority Lien on its related Mortgaged Premises. It may bear interest at a fixed interest rate, at a fluctuating interest rate or at a fixed or fluctuating interest rate for part of its term followed, respectively, by a fluctuating or fixed interest rate for the remainder of its term. No Mortgage Loan shall be an Eligible Loan at any time:
     (1) If the Mortgaged Premises securing it is a mobile home, manufactured housing, or cooperative housing unit.
     (2) That contains or is otherwise subject to any contractual restriction or prohibition on the free transferability of such Mortgage Loan, all Liens securing it and all related rights (other than Legal Requirements requiring notification to its obligor(s) of any transfer of it or of its servicing or administration), either absolutely or as security.
     (3) If any of its owners-mortgagors is a corporation, partnership or any other entity that is not a natural person or a trust for natural persons unless its full payment when due is guaranteed by a natural person.
     (4) If any of its owner-mortgagors is an Affiliate of a Seller or any of the Seller’s or any such Affiliate’s directors, or appointed officers, unless all of the following are true: (a) such Mortgage Loan is a Single-family Loan secured by a first priority Lien on the related Mortgaged Premises, (b) the owner-mortgagor occupies the Mortgaged Premises as a primary or secondary residence, and (c) such Mortgage Loan will not cause the Aggregate Outstanding Purchase Price of all Purchased Loans to such Affiliates, directors and officers to exceed $1,000,000 and (d) no more than 30 days have elapsed since the Purchase Date of such Mortgage Loan.
     (5) Whose related Mortgaged Premises are not covered by a Hazard Insurance Policy.

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     (6) That is a construction, rehabilitation or commercial loan. The Agent, Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.
     (7) In the case of a Jumbo Mortgage Loan, (i) has a cumulative loan to value ratio greater than 90%, (ii) has a FICO score less than 700, (iii) is not fully documented as to income or asset values, (iv) is not eligible for purchase by two Approved Investors with short-term unsecured obligations rated not lower than A-1/P-1, (v) is not sold to an Approved Investor with short-term unsecured obligations rated not lower than A-1/P-1, or (vi) has not been prior approved by an Approved Investor for purchase except in cases where the Seller has delegated underwriting guaranties for Mortgage Loans with an original principal balance up to One Million dollars ($1,000,000).
     (8) [Reserved.]
     (9) That was originated more than ninety (90) days before its Purchase Date.
     (10) That is In Default or ever was In Default.
     (11) That contains any term or condition such that the repayment schedule results in the outstanding principal balance increasing over time, rather than amortizing, whether or not such Mortgage Loan is deemed to be an “option ARM”, “negative amortization” or “graduated payment” loan. The Agent, the Buyers and the Custodian may rely on a Seller’s representation and warranty that any Mortgage Loan duly sold to the Buyers amortizes over time.
     (12) In connection with the origination of which a policy of single-premium life insurance on the life of a mortgagor, borrower or guarantor was purchased.
     (13) That (i) is subject to the special Truth-in-Lending disclosure requirements imposed by Section 32 of Regulation Z of the Federal Reserve Board (12 C.F.R. § 226.32) or any similar state or local Law relating to high interest rate credit or lending transactions or (ii) contains any term or condition, or involves any loan origination practice, that (1) has been defined as “high cost”, “high risk”, “predatory”, “covered”, “threshold” or a similar term under any such applicable federal, state or local law, (2) has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state or local law (or the regulations promulgated thereunder) or (3) by the terms of such Law exposes assignees of Mortgage Loans to possible civil or criminal liability or damages or exposes any Buyer or the Agent to regulatory action or enforcement proceedings, penalties or other sanctions. The Agent, Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.
     (14) That a Seller or any Affiliate has previously warehoused with any other Person, whether under a lending arrangement or an arrangement involving a sale in contemplation of a subsequent further sale to (or securitization by) a secondary mortgage market purchaser, whether with or without such Seller’s having any conditional repurchase or other recourse obligation, and that was rejected or became ineligible or disqualified to be lent against or purchased and held by such other Person. The Agent,

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Buyers and Custodian may rely on a Seller’s representation and warranty that no Purchased Loan is such a loan.
     (15) That a Seller or any Affiliate sold and transferred, or attempted to sell and transfer, to any other Person; provided, that a Purchased Loan shall not cease to be an Eligible Loan as a result of the return of such Purchased Loan by an Investor to which it was shipped by the Custodian.
     (16) In the case of a First Mortgage Loan, that has a loan to value ratio greater than eighty percent (80%) unless such Mortgage Loan is guaranteed by VA or is insured by FHA or private mortgage insurance provided by a provider acceptable to the Agent.
     (17) Except qualifying, FHA Loans and VA Loans, that has a Cumulative Loan-to-Value Ratio greater than one hundred percent (100%).
     (18) Unless all of a Seller’s right, title and interest in and to the Purchased Loan is subject to a first priority perfected security interest in favor of the Agent for the benefit of the Buyers subject to no other liens, security interests, charges or encumbrances other than such Seller’s right to repurchase the Purchased Loan hereunder.
     (19) Unless all the representations and warranties set forth in this Agreement, including, without limitation, Section 15.3 and Section 15.4 are true and correct with respect to such Purchased Loan at all times on and after the related Purchase Date.
     (20) That is not covered by an Investor Commitment or Hedge Agreement.

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